Exhibit 99.1

Viveve Announces $12M Private Placement of Common Stock

Financing Strengthens the Balance Sheet to Support the Company’s OUS Commercial Launch

SUNNYVALE, California – May 13, 2015 – Viveve Medical, Inc. (“Viveve”) (OTCQB: VIVMF), a company focused on women’s health, today announced that it has signed definitive agreements in connection with a private placement that will result in gross proceeds to Viveve of approximately $12 million. The common stock to be issued in the transaction will be issued at a per share purchase price of $0.37 for approximately 32.4 million shares. Stonepine Capital, L.P. is the lead subscriber in the offering and will receive an option to designate one director to the board. In addition to subscriptions received from other quality investors, approximately 25% of the gross proceeds will be raised from members of the Company’s management, existing insiders and affiliates of insiders, including Alta BioEquities, L.P, 5AM Ventures II, L.P. and 5AM Co-Investors II, L.P.

Viveve plans to use the net proceeds from the offering to support the commercial launch of the Viveve® System in the 12 countries where it is now available through select distributors. The closing of the private placement is anticipated to occur on or about May 15, 2015, subject to the satisfaction of customary closing conditions.

CRT Capital acted as the exclusive placement agent for the transaction.

“This financing strengthens our balance sheet and will assist to support the commercial launch of the Viveve® System in the regions in which it is distributed,” said Patricia Scheller, Chief Executive Officer of Viveve. “We’re thrilled to add such high quality public company investors to our already impressive list of venture investors,” said Scott Durbin, Chief Financial Officer.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Viveve has agreed to file a registration statement covering the resale of the common stock issued in the private placement. The securities were offered only to accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the placement will be described in a Current Report on Form 8-K to be filed by Viveve with the Securities and Exchange Commission.

About Viveve

Viveve, Inc., the operating subsidiary of Viveve Medical, Inc., is a women’s health company passionately committed to advancing new solutions to improve women’s overall well-being and quality of life. The company’s lead product, the globally patented Viveve® System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue with only one treatment session. The Viveve System treats the condition of vaginal laxity, which is the result of the over-stretching of tissue during childbirth that can result in a decrease in physical sensation and sexual satisfaction. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten vaginal tissue in one 30-minute out-patient treatment in a physician’s office. The Viveve System has received regulatory approval in Europe, Canada and Hong Kong and is available through physician import license in Japan. It is currently not available for sale in the U.S. For more information, please visit Viveve’s website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

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